Exhibit 4.2

DECLARATION OF TRUST

AMONG

BURLINGTON NORTHERN SANTA FE CORPORATION, AS DEPOSITOR,

U.S. BANK TRUST NATIONAL ASSOCIATION,

LINDA HURT,

AND

JAMES GALLEGOS,

AS TRUSTEES

DATED AS OF DECEMBER 8, 2005

BNSF FUNDING TRUST I

This Declaration of Trust, dated as of December 8, 2005, is among Burlington Northern Santa Fe Corporation, a Delaware corporation, as “Depositor”, and US Bank Trust National Association, a national banking association and a Delaware corporation, Linda Hurt, and James Gallegos, as “Trustees.” The Depositor and the Trustees hereby agree as follows:

1. The trust created hereby shall be known as BNSF Funding Trust I (the “Trust”), in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $1. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq. (the “Statutory Trust Act”), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached hereto in accordance with the provisions of the Statutory Trust Act.

3. The Depositor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party and substantially in the form included as Exhibit 4.4 to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Trust Preferred Securities and Trust Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

4. The Depositor and the Trustees hereby authorize and direct the Depositor, as an agent of the Trust, (i) to file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the “1933 Act Registration Statement”), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement (including the prospectus and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the Trust Preferred Securities of the Trust and certain other securities and (b) a Registration Statement on Form 8-A (the “1934 Act Registration Statement”) (including all pre-effective and post-effective amendments thereto) relating to the registration of the Trust Preferred Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange (the “Exchange”) and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Trust Preferred Securities to be listed on the Exchange; (iii) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Trust Preferred Securities; (iv) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Trust Preferred Securities under the state securities or “Blue Sky” laws, and to obtain any permits under the insurance laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable and (v) to execute on behalf of the Trust one or more Underwriting Agreements with one or more underwriters relating to the offering of the Trust Preferred Securities. In the event that any filing referred to in clauses (i) through (iv) above is required by the rules and regulations of the Commission, the Exchange or any other national stock exchange or state securities or Blue Sky laws, to be executed on behalf of the Trust, the Trustees, in their capacities as Trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that U.S. Bank Trust National Association in its capacity as Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Exchange or any other national stock exchange or state securities or blue sky laws. In connection with all of the foregoing, U.S. Bank Trust National Association, solely in its capacity as Trustee of the Trust, and the Depositor hereby constitute and appoints Linda Hurt and James Gallegos, and each of them, as his, her or its, as the case may be, true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or in the Depositor’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

5. This Declaration of Trust may be executed in one or more counterparts.

6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. A Trustee may resign upon thirty days’ prior notice to the Depositor.

7. U.S. Bank Trust National Association, in its capacity as Delaware Trustee, shall not have any of the powers or duties of the Trustees set forth herein (except as may be required under the Statutory Trust Act) and shall be a Trustee of the

Trust for the sole purpose of satisfying the requirements of Section 3807 of the Statutory Trust Act.

8. (a) The Trustees and their officers, directors, agents and servants (collectively, the “Fiduciary Indemnified Persons”) shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Depositor, the Trustees or any holder of Trust securities (the Trust, the Depositor and any holder of the Trust securities being a “Covered Person”) for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person’s gross negligence or willful misconduct with respect to such acts or omissions.

(b) The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Trust securities might properly be paid.

(c) The Depositor agrees, to the fullest extent permitted by applicable law, (i) to indemnify and hold harmless each Fiduciary Indemnified Person from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by or asserted against the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust or the transactions contemplated by this Trust Agreement, except that no Fiduciary Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of gross negligence or willful misconduct with respect to such acts or omissions, and (ii) to advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

(d) The provisions of this Section shall survive the termination of this Trust Agreement or the earlier resignation or removal of the Fiduciary Indemnified Persons.

9. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws of principles).

IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

BURLINGTON NORTHERN SANTA FE CORPORATION

By:
Name:	Thomas N. Hund
Title:	Executive Vice President and Chief Executive Officer

US Bank Trust National Association as Trustee

By:
Name:	Michael M. Hopkins
Title:	Vice President

Linda Hurt as Trustee

By:
Name:	Linda Hurt
Title:	Administrative Trustee

James Gallegos as Trustee

By:
Name:	James Gallegos
Title:	Administrative Trustee

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